EXHIBIT 21

Subsidiaries of Security National
Financial Corporation
as of March 31, 2014

SecurityNational Mortgage Company

Security National Life Insurance Company

Southern Security Life Insurance Company, Inc.

Trans-Western Life Insurance Company

Memorial Insurance Company of America

C & J Financial, LLC

Insuradyne Corporation

Green Street Mortgage Services, Inc.

Marketing Source Center, Inc.

Adobe Chapel Funeral Home, Inc.

California Memorial Estates, Inc.

Cottonwood Mortuary, Inc.

Crystal Rose Funeral Home, Inc.

Deseret Memorial, Inc.

Greer-Wilson Funeral Home, Inc.

Holladay Cottonwood Memorial Foundation

Holladay Memorial Park, Inc.

Memorial Estates, Inc.

Memorial Mortuary, Inc.

Memorial Travel Benefits, Inc.

Paradise Chapel Funeral Home

Dry Creek Property Development, Inc.

New York Land Holdings, Inc.

Security National Capital, Inc.

Security National Funding Company

Security National Life Scholarship Foundation, Inc.

Security National Reverse Mortgage of Utah

Select Appraisal Management, Inc.

Security National Real Estate Services, Inc.

Venezia Partners, LLC